Exhibit 1

Media Release

FOR IMMEDIATE RELEASE

Contact:	Janice McDill
Grubb & Ellis Company
847.753.7678

GRUBB & ELLIS REGISTRATION STATEMENT
DECLARED EFFECTIVE

Northbrook, Ill., (Nov. 15, 2004) – Grubb & Ellis Company (OTC: GBEL.OB), announced today that it’s Registration Statement on
Form S-1, filed with the Securities and Exchange Commission on October 29, relating to 7,471,257 shares of its common stock, has been declared effective by the SEC. All of the shares were registered on behalf of certain stockholders pursuant to registration rights agreements that the Company had previously entered to with such stockholders. The Company will not receive any proceeds from any sale under the Registration Statement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A copy of the prospectus may be obtained from the Company’s website, www/grubb-ellis.com.

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